UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2025

Innovative Designs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51791	03-0465528
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

124 Cherry Street Pittsburgh, Pennsylvania	15223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 799-0350

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant

a.	Dismissal of Auditors, Hiring of New Auditors

On December 13, 2024 the Board of Directors of the registrant (the “Board”) held a special meeting for the purpose of formally letting go of its Auditor – Elkana Amitai CPA, with an address of 500 Commercial Street, Suite 502K, Manchester NH 03101.

On December 14, 2024 the Board of Directors of the registrant (the “Board”) held a special meeting for the purpose of formally hiring a new auditor– Asesoria Global, S.A., with an address of 16th Street 06-17, Piale Building, Zone 10, Office 204, Guatemala City.

The former Auditor was released due to its inability to get the Issuer’s filings done in a timely manner.

Since the hiring of the new auditor, there have been no reportable events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovative Designs, Inc.
(Registrant)

Date: June 19, 2025	/s/ Joseph A. Riccelli
Joseph A. Riccelli
Interim Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer